UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report): February 7, 2007

WIND RIVER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33061	94-2873391
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Wind River Way, Alameda, California 94501

(Address of principal executive offices, including zip code)

(510) 748-4100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

As previously set forth in a Form 8-K filed with the Securities and Exchange Commission on January 9, 2007, Wind River Systems, Inc. (the “Company”) reported that the Nasdaq Listing Qualifications Panel (the “Panel”) had granted the Company’s request for continued listing on The Nasdaq Global Select Market subject to certain conditions, including that (i) the Company file its Form 10-Q for the quarter ended July 31, 2006 on or before February 7, 2007; and (ii) the Company file its Form 10-Q for the quarter ended October 31, 2006 on or before February 21, 2007.

On February 7, 2007, the Company received notice from the Panel that it had granted the Company’s request for a further extension of time as follows: (i) Form 10-Q for the quarter ended July 31, 2006 shall be filed on or before March 19, 2007; and (ii) Form 10-Q for the quarter ended October 31, 2006 shall be filed on or before March 26, 2007.

The Panel has advised the Company that if it is unable to comply with the deadlines set forth above, the Panel will delist the Company’s shares and, unless the Nasdaq Listing and Hearings Review Council issues a stay, suspend trading of the Company’s shares on The Nasdaq Stock Market effective on March 20, 2007 or March 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2007	WIND RIVER SYSTEMS, INC.

	By:	/s/ Jane E. Bone
Jane E. Bone
Chief Accounting Officer